UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2021

AQUA METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2500 Peru Dr. McCarran, Nevada 89437
(Address of principal executive offices)

(775) 525-1936
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class Common stock: Par value $.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 10, 2020, we appointed Benjamin Taecker to serve as Chief Engineering and Operating Officer of Aqua Metals, Inc.

Mr. Taecker has 20 years of experience in manufacturing and operations leadership and has been with Aqua Metals since January of 2017. Prior to relocating his family to the Tahoe-Reno area to join Aqua Metals, he spent six years in progressive leadership roles at the Johnson Controls Inc. ("JCI Power Systems Division" now Clarios) Lead Acid Battery Recycling Center in Florence, South Carolina and was a leader in the early planning, construction, commissioning, and scaling of that facility. Mr. Taecker also led the engineering team to improve battery recycling processes in the new smelter which resulted in a 70% reduction in smelting emissions.  Mr. Taecker was instrumental in delivering a compliant plant for Clarios.  Mr. Taecker has experience in startups, environmental regulation compliance, process development and operational excellence. Mr. Taecker has years of design management experience including complex design contracts for the U.S. military. Mr. Taecker is highly motivated about being a key part of the new processes used by Aqua Metals to eliminate many of the safety and environmental hazards found at traditional smelters while making the purest lead in the world. Mr. Taecker has a Mechanical Engineering degree from South Dakota State University.

               In connection with Mr. Taecker’s appointment, we entered into an executive employment agreement with Mr. Taecker. Pursuant to the employment agreement, we have agreed to compensate Mr. Taecker at the annual rate of $250,000. Mr. Taecker will be eligible to receive short-term and long-term incentive bonuses of up to 50% and 100% of his base salary, respectively, based on performance criteria approved by the compensation committee of our board of directors. The employment agreement entitles Mr. Taecker to reasonable and customary health insurance and other benefits, at our expense, and severance equal to 150% of his then annual salary and target annual bonus amount in the event of his termination without cause or his resignation for good reason following a change-in-control of Aqua Metals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: August 13, 2021	/s/ Stephen Cotton
Stephen Cotton,
President and Chief Executive Officer